REAL ESTATE CONTRACT OF SALE

     Subject to the terms and provisions contained herein, DALLAS-FORT WORTH PROPERTIES, L.P., a Texas limited partnership ("Seller"), hereby agrees to sell and convey to CORNERSTONE REALTY GROUP, INC., a Virginia corporation, or nominee ("Purchaser"), and Purchaser hereby agrees to buy and agrees to pay for that certain real property known as the ESTRADA OAKS APARTMENTS, being comprised of 248 apartment units, and located in Irving, Dallas County, Texas, said real property being further identified on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular the rights and appurtenances pertaining thereto, including any right, title and interest of the Seller in and to adjacent streets, alleys or rights-of-way (herein collectively the "Land"); and all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the land, including, without limitations, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, and other recreational facilities (collectively the "Improvements"); and all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, and other tangible personal property of every kind and description situated in, on, over, or under the Land or used in connection with the Land and the Improvements, and all right, title and interest of Seller in and to the Leases and Service Contracts and other intangible personal property now or hereafter acquired by Seller in connection with the Land and Improvements (such tangible and intangible personal property herein colle~tively the "Personal Property"), such Land, Improvements, and Personal Property, being hereinafter referred to collectively as the "Property ".

     This Real Estate Contract of Sale (the "Contract") is executed as of the Effective Date (which is defined to be the date on which the Contract is last executed by Seller as shown on the signature page of this Contract), upon the following terms and conditions:

     1. Purchase Price. The Purchase Price (herein so called) for the Property shall be the sum of NINE MILLION THREE HUNDRED FIFTY THOUSAND ($9,350,000.00) DOLLARS. The Purchase Price shall be paid in cash, or cash equivalents, at Closing (defined below).

     2. Earnest Money: Independent Consideration.

          (a) Contemporaneous with Purchaser's execution of this Contract, Purchaser shall deposit with Title Company (defined below), or may deliver said Deposit to Seller together with the executed Contract, for delivery to Title Company upon Seller's execution of the Contract, or by wire transfer of funds to the Title Company, a deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Deposit"). If this Contract closes, Purchaser shall receive a credit for the Deposit made by Purchaser toward the Purchase Price.

          (b) Contemporaneously with Purchaser's execution of this Contract, Purchaser shall deliver directly to Seller a check (the "Independent Contract Consideration") in the amount


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of One Hundred and No/100 Dollars ($100.00),  which amount the parties bargained for and agreed to as independent consideration for Seller's execution and delivery of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration and payment retained by Seller under any other provision of this Contract, including, without limitation, the Earnest Money. The Independent Contract Consideration is fully vested in Seller
immediately   upon  its  receipt  thereof  and  is   non-refundable   under  all
circumstances.

     3. Survey. Within five (5) days after the Effective Date, Seller, at Seller's sole cost and expense, shall cause a current survey (the "Survey") to be made of the Property, dated subsequent to the Effective Date, by a licensed surveyor or registered professional engineer acceptable to Seller and the Title Company (defined below) and shall furnish Purchaser with two (2) copies and the Title Company with one (1) copy of the field notes and survey plat prepared by such surveyor or engineer. The survey shall conform to the current Texas Surveyors Association Standards and Specifications for a Category IA, Condition III land title survey and shall be otherwise sufficient to permit the Title Company to modify the standard printed exception in its owner's policy of title insurance pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements or similar matters (herein called the "Survey Exception ") so as to except only for "shortages in area", after Purchaser's payment of any additional expenses associated with the Survey Exception. In addition, the survey plat shall indicate:

          (a) That the comers of the Property have been properly monumented;

          (b) The perimeter boundaries of the Property;

          (c) The location of all improvements upon the Property;

          (d) The location of and, if applicable, all recording information for all easements within or adjoining the Property.;

          (e) The location of all roadways crossing or adjoining the Property, giving recording data where applicable;

          (f) That there are no encroachments except as may be specifically shown on the survey plat; and

          (g) The number of gross square feet within the Property.

     The Survey shall contain a certification from the surveyor or engineer to Seller, Purchaser, and the Title Company, certifying that the Survey conforms to the current Texas Surveyors Association Standards and Specifications for a Category IA, Condition III land title survey. The Survey legal description will be used in all conveyance documents and will replace Exhibit "A" attached hereto only for purposes of defining the Property legal description.


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     4. Title Commitment.  Purchaser  acknowledges that Seller, at Seller's sole expense, has previously caused to be furnished to Purchaser a current title commitment for an owner's title insurance policy (the "Commitment") issued through Commonwealth Land Title Company, 600 Sherry Lane, Suite 600, Dallas, Texas 75225 (the "Title Company"), setting forth the state of title of the Property and all exceptions, including easements, restrictions, rights-of-way, covenants, reservations and other conditions, if any, affecting the Property which would appear in an Owner's Title Policy (herein so called) if issued, together with legible copies of all instruments creating such exceptions. In the event any exceptions appear in the Commitment or matters are reflected on the Survey that are unacceptable to Purchaser, then Purchaser shall, within ten (10) days after Purchaser receives the last to be received among the Commitment, the copies of the instruments creating such exceptions and the Survey, notify Seller in writing of each exception to which Purchaser objects. Any exceptions to which Purchaser does not object shall be considered as "Permitted Exceptions ". In the event Purchaser notifies Seller of unacceptable exceptions or conditions, as herein provided, Seller shall have ten (10) days thereafter in which to eliminate or modify such unacceptable exceptions or conditions, but Seller shall have no obligation to do so. In the event Seller fails or chooses not to eliminate or modify such unacceptable exceptions or conditions to the reasonable satisfaction of Purchaser within said ten (10) day period, then and in such event, Purchaser may within five (5) days following said ten (10) day period, terminate this Contract by written notice to the Seller and the Title Company, whereupon this Contract shall, ipso facto, terminate and the Deposit shall be immediately returned to Purchaser by the Title Company and the parties hereto shall have no further obligations one to the other hereunder other than the indemnification obligations of Purchaser in Paragraph 5 below. In the event Purchaser fails to terminate this Contract by giving such written notice to Seller and Title Company within the five (5) day time period provided, then Purchaser shall be deemed conclusively to have accepted all title exceptions set forth in the Commitment and all matters disclosed by the Survey which Seller has not cured or agreed to cure and all such exceptions contained in the Commitment shall be included in the term "Permitted Exceptions".

     5. Inspection: Closing Conditions.

     (a) Subject to the requirements of this Paragraph 5, during the Inspection Period Purchaser shall have access to the Property for the purpose of conducting such inspections, investigations, soil tests, environmental audits, engineering and feasibility studies of the Property as Purchaser deems necessary or advisable in connection with the purchase of the Property. In this regard, Seller agrees that during the Inspection Period, Purchaser and its agents and representatives shall be entitled to enter upon the Property for inspection and examination at all reasonable times; provided, however, that: (i) all entries, audits, inspections and investigations by Purchaser or its authorized agents or representatives shall not occur until one (1) business day after Seller has received prior notice of the proposed entry, audit, inspection or investigation, and Seller or an agent or representative of Seller shall have the option to be present during each entry or investigation; (ii) Purchaser's activities at the Property shall be conducted in such a manner so as to not interfere with the occupancy of any tenant or occupant and their guests or invitees or the date-to-day operations, maintenance and management of the Property; (iii) Purchaser shall not cause any material alteration to any of the Property or otherwise unreasonably disturb the condition of the Property in the course of any of its activities and Purchaser shall not cut or


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otherwise damage any trees or landscaping on the Property;  (iv) Purchaser shall be responsible for any damages to the Property caused by Purchaser or Purchaser's agents and representatives; (v) Purchaser shall, at Purchaser's sole cost and expense, restore the Property to its condition prior to Purchaser's inspection and testing of same; (vi) if this Contract does not close for reasons other than Selle's default, Purchaser shall furnish to Seller copies of all reports, test results, documents, audits and the like obtained by Purchaser in the conduct of Purchaser's inspection and testing; (vii) Purchaser shall indemnify and hold Seller and its successors, assigns, affiliates, shareholders, partners, subsidiaries, principals, directors, trustees, parents, officers, employees, agents, representatives, designees and attorneys (collectively, the "Seller Group') harmless from any claims, damages, causes of action, suits, debts due, obligations, liabilities, losses, demands, cross actions or costs (including, without limitation, reasonable attorneys' fees, costs of suit and all costs and-expenses of litigation or administrative proceedings at all levels) of any kind whatsoever or threats thereof or therefor, known or unknown, at law or in equity, originating in whole or in part at any time after the date of Purchaser's execution of the Contract, whether past, present or future, but the basis of which claim occurred during the period in which the Contract was in force and affect (collectively, the "Claims') in connection with the rights granted to Purchaser under this Contract including, without limitation, any and all property damage or other damage or bodily injury resulting, directly or indirectly, from the conduct of any of Purchaser or its agents, contractors, employees, designees or representatives, in connection with the entries, inspections, investigations and audits conducted by Purchaser or its agents, contractors, employees, designees or representatives under this Paragraph 5 and, notwithstanding any other provision in this Contract to the contrary, this indemnification shall survive for one (1) year following the termination or Closing of this Contract; and (viii) Purchaser, and Seller, shall keep confidential the existence of this Contract and all documents, items, materials, data and information furnished or otherwise made available by Seller pursuant to this Contract, and, in the event this Contract is terminated for any reason other than consummation of the transaction contemplated hereby at Closing, Purchaser shall immediately return to Seller all such documents, items and materials furnished or otherwise made available by Seller, including all copies thereof made by Purchaser. As used herein, the term "keep confidential" shall mean that Purchaser, and Seller, shall not disclose or publish the existence or terms of this Contract or any negotiations or information in connection herewith to any person or entity other than its officers, directors, lenders, agents, employees, attorneys, partners, accountants, contractors and other persons involved in the negotiation and consummation of the transaction contemplated by this Contract. Notwithstanding anything to the contrary herein, the Title Company shall not release the Earnest Money until Seller has given written notice (the "Restoration Notice ") that the Property has been restored as required herein and Purchaser has otherwise complied with all obligations under this Paragraph 5 which Restoration Notice must be given by Seller within (5) days following Purchaser's written request for issuance thereof, failing which satisfactory restoration will be presumed unless Seller specifically notifies Purchaser to the contrary and gives written notice of any deficiency. After cure, Purchaser may again submit a written request for Restoration Notice to be issued. Purchaser's obligations contained in this paragraph shall survive the Closing or other termination of this Contract.

    (b) Purchaser shall have until the twenty-first (21st) day after the Effective Date (the "Inspection Period') to determine, in Purchaser's sole discretion and judgment, if the Property is


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suitable for the purposes for which  Purchaser  intends to utilize the Property.
If it should be determined by Purchaser, in Purchaser's sole discretion and judgment, that the Property is not suitable for the purposes for which the Purchaser intends to utilize the Property or if Purchaser determines that Purchaser does not desire, for whatever reason, or for no reason, to consummate the transaction contemplated by this Contract, then Purchaser shall be entitled to terminate this Contract by giving written notice thereof to Seller and the Title Company prior to the expiration of said Inspection Period, whereupon the Deposit shall be returned to Purchaser by Seller after Seller has delivered the Restoration Notice, and thereafter Seller and Purchaser shall have no further
obligations   or   liabilities   to  each   other   hereunder   other  than  the
indemnification obligations of Purchaser in this Paragraph 5.

     (c) At all times before the termination of this Contract or the Closing, Purchaser covenants and agrees to provide, maintain and keep in force casualty, liability and other insurance for all Claims which may arise, directly or indirectly, as a result of Purchaser's rights under this Contract, including, without limitation, Purchaser's access to the Property as contemplated by this Paragraph 5.

     (d) During the Inspection Period, Seller shall make available to Purchaser, with respect to the Property, in order that Purchaser may conduct such examinations and inspections as Purchaser deems necessary, (i) detailed statements of income and expenses for the past two calendar years, (ii) a rent roll, together with all tenant occupancy data available, ,(iii) leases currently in effect, (iv) current tax statements, (v) utility bills for the past twelve
(12) months, (vi) current insurance policies affecting the Property, and (vii) all Service Contracts currently in effect.

     (e) Notwithstanding anything to the contrary herein contained, should Purchaser for any reason whatsoever during the Inspection Period desire to terminate this Contract, Purchaser may do so and be entitled to a refund of the Deposit if Purchaser gives written notice to Seller of its desire to terminate this Contract by 5:00 PM on the day which is the twenty-first (21s) day following the Effective Date, and the parties shall thereupon have no further liability one to the other, except as is set forth in paragraph 5 hereof.

     6. Seller's Representations and Warranties. Seller represents and warrants to Purchaser as follows:

          (a) Seller will convey to Purchaser by special warranty deed, in the form attached hereto as Exhibit "B", good and indefeasible fee simple title to the Property, free and clear of any and all encumbrances and title exceptions other than the Permitted Exceptions, and will convey to Purchaser all Personal Property by Bill of Sale in the form attached hereto as Exhibit "C".

          (b) Seller is a limited partnership duly organized and existing under the laws of the State of Texas, and its general partner is a duly organized and existing Texas corporation. Seller has full power and authority to enter into this Contract and to perform its obligations under this Contract. The execution, delivery and performance of this Contract and the transactions


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contemplated  hereby have been duly authorized and approved and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Contract. This Contract constitutes the legal, valid and binding obligations of Seller enforceable in accordance with its terms.

          (c) Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986 or the regulations promulgated thereunder.

          (d) That to the best of Seller's knowledge, Seller shall have operated the Property from the Effective Date to Closing in accordance with customary business practices to which Seller is accustomed, and Seller shall have kept the Property in the same condition as of the Effective Date, ordinary wear and tear excepted.

          (e) That to the best of Seller's knowledge, Seller shall be in full compliance with all federal, state, municipal and other government laws, ordinances, requirements, rules, regulations, notices and orders issued or imposed after the Effective Date.

          (f) That Seller shall not have further encumbered the Property after the Effective Date.

          (g) That to the best of Seller's knowledge, Seller shall have provided.to Purchaser a true and accurate Rent Roll, and copies of Service Contracts and Leases, and true and accurate financial information with respect to the operation of the Property as herein requested.

          (h) To the best of Seller's knowledge, Seller is not aware of and has not been advised in writing that it is in default under any lease, rental agreement, service or equipment contract, or mortgage or othersencumbrances relating to the property, not otherwise disclosed to Purchaser.

          (i) To the best of Seller's knowledge, Seller has not received any written notice of any existing or threatened litigation which relates to and would affect the Property. This warranty shall survive the Closing for one (I) year.

     If any of the representations and warranties set forth in this Paragraph 6 are determined at any time on or before the date of Closing to be untrue or unfulfilled, then Purchaser, as its sole and exclusive remedy, may terminate this Contract by providing written notice of such termination to Seller, in which event the Deposit, if received, shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further liabilities or obligations unto each other except for Purchaser's indemnifications and obligations under Paragraph 5 hereof. Seller covenants and agrees to notify Purchaser of any material change in the representations and warranties set forth herein which occurs prior to Closing.

     The representations and warranties of Seller contained in this Paragraph 6 are given and accepted with the understanding and subject to (i) Seller's right to provide an explanation to Purchaser as to any material change in the representations and warranties set forth herein which


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occurs prior to Closing,  and (ii) the  condition  that the  liability of any of
Seller for a breach of any such representation and warranty shall require as a condition precedent to any action thereof written notice from Purchaser detailing the nature of such breach to be received by Seller no later than one hundred eighty (180) days following the Closing Date so as to allow Seller an opportunity to cure same. Further, no action shall be commenced against Seller for the breach of any representation or warranty following the first (lst) anniversary date of the Closing of this Contract. Further, the total aggregate liability for any breach(es) of any representations and/or warranties under this Contract by Seller (if Purchaser has not elected the remedy under any other provision of this Contract) shall be limited to a total aggregate dollar amount not to exceed Fifteen Thousand and No/100 Dollars ($15,000.00), as its sole and exclusive remedy, it being understood and agreed by the parties hereto that absent the conditions set forth in clauses (i) and (ii) of this paragraph, the aforesaid dollar limitation and the aforesaid notice provisions, Seller would not have given any of the representations and warranties contained in this Paragraph 6. If Purchaser is entitled to and does not elect the remedy in the immediately preceding sentence, it shall only be paid an amount up to such dollar limitation if it has provided to Seller evidence of its actual incurrence and expenditure of such amount as a result of such breach of the applicable representations and warranties.

     7. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser has full right, title, authority and capacity to execute and perform its obligations under this Contract and to consummate all of the transactions contemplated herein and the officers of Purchaser who executed and delivered this Contract and all of the documents to be delivered to Purchaser hereunder are and shall be duly authorized to do so. Purchaser is authorized to conduct business in the State of Texas.

          (b) There are no attachments, execution, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws filed by Purchaser or pending against Purchaser.

          (c) Purchaser is not prohibited from consummating the transactions contemplated in this Contract by any law, regulation, agreement, instrument, restoration, order or judgment.

          (d) Purchaser knows of no facts or circumstances regarding the Property which, if known by Seller, would make Seller's representations and warranties contained in Paragraph 6 above incorrect or inaccurate.

          (e) Purchaser covenants and agrees with Seller that Purchaser will (i) do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Contract, and (ii) not interfere with or hinder the ownership, use, maintenance or operation of the Property or the surrounding property or any part thereof prior to the delivery of title thereof to Purchaser.


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          (f)  There is no  litigation  or  proceeding  pending,  or to the best lcnowledge  of  Purchaser,  threatened  against  Purchaser  which  would  affect
Purchaser   entering  into  this  Contract  or   completing   the   transactions
contemplated hereunder.

     8. Closing Date and Place. The Closing (herein so called) of this Contract shall take place at the offices of the Title Company at 10:00 a.m. on the Closing Date (herein so called) which shall be on or before seven (7) days after the expiration of the Inspection Period; provided, however, that either Seller or Purchaser may, if reasonably necessary to complete some remaining requirement in order to Close, be entitled to a one time extension of the Closing Date for an additional seven (7) days.

     9. Risk of Loss. All risk of loss to the Property resulting from any casualty prior to the Closing shall remain on Seller. In the event of a casualty prior to Closing, the parties agree that each may retain such proceeds of insurance as they may receive, and that Purchaser may, at its option, either terminate the Contract, or accept the Property in its condition following the casualty, but, in the later case, there will be no reduction in the Purchase price in spite of any material damages or destruction to the property; provided, that if Purchaser elects to purchase the Property, Seller will then assign at the Closing all of its casualty insurance benefits to Purchaser. If, prior to Closing, the Property becomes subject to a taking by eminent domain, to any extent whatsoever, Purchaser may, in Purchaser's sole discretion, either (i) close this Contract and receive the condemnation award; or (ii) terminate this Contract and receive back the Deposit.

     10. Seller's Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

          (a) A special warranty deed in the form attached hereto as EXHIBIT "B" (the "Deed') and a Bill of Sale in the form attached hereto as EXHIBIT "C", duly executed and acknowledged by Seller, conveying to Purchaser, good, indefeasible fee simple title in the Property, subject only to the Permitted Exceptions, and to the Personal Property.

          (b) A non-foreign  person  affidavit sworn to by Seller as required by
Section 1445 of the Internal Revenue Code. In the event that Seller fails to deliver the affidavit at Closing, then the Title Company shall be entitled to withhold from the Purchase Price a sum equal to ten percent (10%) of the total amount which otherwise would have been realized by Seller from such sale, which sum will be paid by the Title Company to the United States Treasury pursuant to the requirements of Section 1445 of the Internal Revenue Code and the regulations promulgated thereunder.

          (c) An Owner's Policy of Title Insurance in the amount of the Purchase Price reflected on the closing statements prepared by the Title Company and approved by Seller issued by the Title Company on the standard form in use in the State of Texas on the Policy of a Title Insurance Company licensed to do business in Texas insuring good and indefeasible fee simple title to the Property in the purchaser, subject only to the Permitted Exceptions and the standard printed exceptions, except:


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               (i)  The  exception  relating  to  discrepancies,   conflicts  or
shortages in area or boundary lines, or any encroachment or any overlapping of improvements which a survey might show shall be modified to delete such exception except as to "shortages in area" if the amounts required by the Title Company to be paid for such deletion are paid by Purchaser; and,

               (ii) The exception relating to ad valorem taxes shall except only to taxes owing for the current year of closing and subsequent years; and

          (d) An updated Rent Roll, certified to by Seller as being true and accurate, together with Originals or copies of all signed Leases and rental agreements in effect.

          (e) All security and cleaning deposits.

          (f) All Service Contracts in effect and not otherwise capable of being terminated even if Purchaser may request termination thereof.

          (g) Written Termination of the current management agreement without cost to Purchaser.

          (h) Possession of the Property, together with all keys.

          (i) All transfers, if necessary, of utilities.

          (j) A notice letter to all residents of the apartment complex as to change or ownership in form reasonably mutually agreeable to Seller and Purchaser.

          (k) An Assignment of the Leases and Assumption of Obligations by Purchaser agreement in a form reasonably mutually agreeable to Seller and Purchaser.

          (1) Such evidence or documents as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

          (m) An affidavit from Seller that to the best of Seller's knowledge, information and belief, there, on the date of Closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

          (n) An assignment of all assignable licenses and permits relating to the operation of the Property, the existing telephone number, and the business trade name as set forth in Paragraph 1.1 hereof.


Page - 9

          (o) Execution by Seller of all documents, if any, as may be reasonably necessary for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, and which are presented to Seller at the Closing.

          (p) Such other documents as may be reasonably requested by the Title Company in connection with this transaction.

          (q) A representation letter as normally required by auditors for a public company, in form meeting the reasonable approval of Seller's certified public accountants.

     11. Purchaser's Obligations at Closing. At the Closing, Purchaser shall deliver to Seller the following items:

          (a) The Purchase Price (net of the Deposit) in cash, or cash equivalents, or by wire transfer to an account designated by Seller.

          (b) The Deed and Bill of Sale duly executed and acknowledged by Purchaser evidencing its acceptance thereof.

          (c) Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the autho, rity of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

          (d) An executed Assignment of Leases and Assumption of Obligations by Purchaser agreement in form reasonable mutually agreeable to Seller and Purchaser.

          (e) Such other documents as may be reasonably requested by Title Company in connection with this transaction.

     12. Prorations and Closing Costs. The following shall be prorated between Seller and Purchaser, and for purposes of determining the prorations, Purchaser shall be deemed the owner of the Property as of the Closing Date: rents and other income from the Property, operating expenses, any prepaid rent, advances and/or consideration on Service Contracts and other assumed obligations, and ad valorem taxes; provided, that with respect to unpaid and delinquent rent, a true and accurate schedule of which shall be provided by Seller at the Closing, Upon collection of rent from a Tenant, Purchaser may apply collections to current rents due, UNLESS Purchaser collects amounts specified by Tenant as payment of delinquent rents, in which event, Purchaser shall remit to Seller all such amounts collected as unpaid and delinquent rent. Seller and Purchaser shall pay their customary share of all taxes, recording fees, escrow fees, and other costs imposed by the Title Company. Seller and Purchaser shall be solely responsible for payment of their own attorneys fees.

     13. Seller's Default. In the event of Seller's default hereunder, Purchaser may, at Purchaser's option and as Purchaser's sole and exclusive remedies, either: (i) terminate this


Page - 10

Contract by giving written notice from Purchaser to Seller in which event the Deposit held by Seller will be immediately returned to Purchaser by the Title Company, or (ii) enforce specific performance hereunder. In the event Purchaser elects to enforce specific performance, the exercise of such remedy by Purchaser shall be expressly contingent upon Purchaser first remitting to the Title Company the sum of $500,000.00 (the "Additional Deposit"). If Purchaser prevails, the balance of the Additional Deposit shall be credited against the Purchase Price, but if Seller prevails, the balance of the Additional Deposit shall be payable to Seller as liquidated damages, not a penalty, for the damages caused Seller as a result of the pendency of the litigation thus preventing Seller from entering into another contract to sell the Property. Purchaser acknowledges that the extent and amount of actual damages would be extremely difficult to ascertain, and that therefore, the amount of the Additional Deposit is agreed upon by Purchaser to represent a fair and reasonable sum of actual damages sustained by Seller as a result of any enforcement action in which Purchaser fails to prevail.

     14. Purchaser's Default. In the event that Purchaser shall fail to consummate this Contract for any reason, except Seller's default, Seller, as Seller's sole and exclusive remedy for such default, shall have the right to terminate this Contract by notice to Purchaser and receive the Deposit, it being agreed between Purchaser and Seller that such sum shall be liquidated damages for a default of Purchaser hereunder because of the difficulty, inconvenience and uncertainty of ascertaining actual damages for such default. Notwithstanding the provisions of this paragraph, nothing contained herein shall limit Seller's right to recover damages and pursue all other legal remedies available to it in the event Purchaser fails to indemnify Seller for damages resulting from Purchaser's activities in and about the Property pursuant to Paragraph 5a. above.

     15. Notice. Any notice or document required to be delivered hereunder shall be in writing and shall be deemed effective when delivered and shall be deemed delivered when actually received, or, if earlier and whether or not received, one day after it is deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

        To Seller:         Dallas-Fort Worth Properties, L.P.
                           c/o DFWP, INC., its general partner
                           5950 Berkshire, LB-19, Suite 1440
                           Dallas, Texas 75225
                           Attn.: Keith P. Evans, President
                           Telephone: (214) 373-0851
                           Fax: (214) 373-0860

        with copy to:      Newsom, Terry, Newsom, L.L.P.
                           5949 Sherry Lane, Suite 600
                           Dallas, Texas 75225
                           Attn.: R. Kirk Newsom, Esq.
                           Telephone: (214) 739-1000; Fax: (214) 739-9009


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



        To Purchaser:      Cornerstone Realty Group, Inc.
                           Attn: Gus Remppies
                           306 Main Street
                           Richmond, Virginia 23219
                           Fax: (804) 782-9302

         With copy to:      Harry S. Taubenfeld, Esq.
                            Zuckerbrod & Taubenfeld
                            575 Chestnut Street
                            P. O. Box 488
                            Cedarhurst, NY 11516
                            Fax: (516) 374-3490

         and/or

                           Robert E. Morrison, Esq.
                           Brown, McCarroll, Oaks, and Hartline
                           300 Crescent Court, Suite 1400
                           Dallas, Texas 75201
                           Fax: (214) 999-6170


Notice may also be given by telefacsimile transmission or by federal express delivery, but shall not be deemed delivered unless and until actually received, proof of which shall lie on the party relying upon the notice.

     16. Governing Law and Venue. THIS CONTRACT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS
WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW PRINCIPLES, AND SELLER AND PURCHASER HEREBY CONSENT TO THE PERSONAL JURISDICTION OF THE DISTRICT COURTS OF DALLAS COUNTY OF THE STATE OF TEXAS IN ANY ACTION THAT MAY BE COMMENCED RELATING TO THE TRANSACTION CONTEMPLATED HEREBY.

     17. No Survival. Except for Purchaser's indemnifications, agreements, obligations, representations and covenants in Paragraphs 5, 12, 20, 24, 25, 26, 27 and 28 hereof and Seller's obligations, representations and covenants in Paragraphs 6, 12, 20, 26, 27 and 28 hereof, no other covenant, agreement, representation or warranty contained herein shall survive Closing.

     18. Capacity. Each person executing this Contract hereby represents and warrants that he has the authority to do so and that his signature shall bind the entity for which he signed. Each party hereto shall provide the other parry and the Title Company with such documentation as the Title Company or Purchaser's or Seller's attorney deems necessary to evidence the authority of that party to perform the actions contemplated herein.


Page - 12

     19. Timing. Time is of the essence of this Contract. For purposes hereof, the Effective Date shall be the date this Contract is deposited with and receipted for by the Title Company.

     20. Attorneys' Fees and Costs. In the event either party hereto files a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, its costs, including reasonable attorneys' fees, incurred in such suit.

     21. No Assignability. This Contract may not be assigned by Purchaser without the prior written consent of Seller, which consent need not be given. However, the Contract may be assigned to a limited partnership or limited liability company controlled by Purchaser without Seller's prior written consent.

     22. Gender. Where required for proper interpretation, words in the singular shall include the plural and the masculine gender shall include the neuter and the feminine gender and vice versa.

     23. Headings. The descriptive headings of the several Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     24. WAIVER OF CONSUMER RIGHTS: DTPA WAIVER. PURCHASER AND SELLER EACH HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE THEM TO ANALYZE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED HEREBY, AND NEITHER IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE OTHER OR SUCH TRANSACTION. PURCHASER AND SELLER EACH HEREBY KNOWINGLY, VOLUNTARILY ANDs INTENTIONALLY WAIVE AND RELEASE, AFTER ADVICE OF COMPETENT COUNSEL, ANY AND ALL RIGHTS, BENEFITS AND REMEDIES EITHER MAY HAVE AGAINST THE OTHER, NOW OR AT ANY TIME HEREAFTER, UNDER OR PURSUANT TO SUB-CHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS NOW OR HEREAFTER AMENDED, AND/OR ANY OTHER OR SUCCESSOR LAWS, RULES, REGULATIONS, OR JUDICIAL DOCTRINES WITH RESPECT TO DECEPTIVE TRADE PRACTICES. AS SUCH, PURCHASER SPECIFICALLY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER'S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

     25. Environmental Waiver and Release. Purchaser expressly acknowledges that there may be certain environmental issues and/or risks with respect to the Property. Purchaser has been expressly advised by Seller to conduct an independent investigation and inspection of the


Page - 13

Property utilizing experts as Purchaser deems to be necessary for an independent assessment of all environmental liability and risk with respect to the Property. Purchaser further acknowledges and agrees that, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller and hereby covenants for itself and its successors in title not to sue Seller with respect to any claims of an environmental nature arising from or related to the Property or to any "Hazardous Materials" (as defined below) on the Property. For purposes of this Contract, the term "Hazardous Materials" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in ' Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (I 5 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Requirements" (as hereinafter defined) or the common law, or any other applicable laws related to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if emanated or migrated from the Property, could constitute a trespass.

     For purposes of this Contract, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which,the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

     Purchaser agrees that the provisions and disclaimers in this Paragraph 25 may either be inserted in the Special Warranty Deed in the form attached hereto to be delivered at Closing or, alternatively, in a certificate dated as of Closing reflecting the foregoing to be executed by Purchaser at Closing, but in any event, or in lieu thereof, shall survive the termination or Closing of this Contract. In the event the information in the Deed is to be contained in a Certificate rather than the Deed, at the very minimum, the Special Warranty Deed shall include the disclaimer clause of paragraph 40 hereof.


Page - 14

     26. Brokers. Purchaser agrees to pay a brokerage fee to TOM FLOOD, pursuant to a separate agreement. Said brokerage fee shall be deemed earned if, and only if, settlement and Closing occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller agrees to pay a brokerage fee of four percent (4.00%) to EVANS COMMERCIAL CAPITAL, INC., pursuant to a separate agreement, which fee shall also not be deemed earned until settlement and Closing occurs hereunder. The parties acknowledge that no other brokerage fees are due in connection with this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Purchaser acknowledges that at the time of the execution of this Contract, the Agent advised Purchaser by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection and should be furnished with or obtain a policy of title insurance.

     27.  Complete  Agreement.   This Contract  embodies the complete  agreement
between the parties hereto and cannot be varied or terminated except by written agreement of the parties.

     28. No Partnership. Nothing contained in this Contract shall be deemed or construed by any party, person or entity as creating any relationship of principal and agent, of parmership, of joint venture, or any association whatsoever between the parties hereto. No provision of this Contract and no act or failure to act of the parties shall be deemed to create any relationship between the parties other than the relationship of vendor or vendee.

     29. Delay. No delay on the part of a party to this Contract in exercising any rights or remedies hereunder shall operate as a waiver thereof, nor shall any specific waiver by a party hereto of any right or remedy hereunder operate or be construed as a waiver of any other right or remedy hereunder, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy hereunder (unless the provisions of this Contract which establish any such right or remedy provide otherwise).

     30. No Third Party Beneficiary. Except for the Purchaser and Seller, no person or entity has any rights or benefits under this Contract and no person or entity is a third party beneficiary of this Contract.

     31. Counterparts. Numerous copies of this Contract may have been executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.


Page - 15

    32. Day. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next day following such Saturday, Sunday or legal holiday. As used here, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof, and the term "day" means any calendar day including Saturday, Sunday or a legal holiday.

     33. Reporting Requirements. Purchaser agrees to comply with any and all reporting requirements applicable to the transaction which is the subject of this Contract which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agree upon request of Seller to furnish Seller with evidence of such compliance. This provision shall survive the termination of the Contract or the Closing. Seller acknowledges that Purchaser has stated that it is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this purchase. Seller agrees to the extent reasonably required, and at the sole cost and expense of Purchaser with approval of Seller's certified public accountants, to make information available for Purchaser, at no cost or obligation to Seller, to audit the last 12 months of operation of the Property so that a report can be generate.d that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

     34. Contract Construction. The parties acknowledge that their attorneys have reviewed and revised this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting 'party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

     35. Reporting Party. Seller and Purchaser hereby designate the Title Company as, and the Title Company agrees to act as and perform the duties and obligations of, the "reporting person" with respect to the transaction contemplated by this Contract for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991. In this regard, Seller, Purchaser and the Title Company each agree to execute the Designation Agreement designating the Title Company as the reporting person with respect to the transactions contemplated by this Contract.

     36. Illegal. If any provision of this Contract is found by a court of competent jurisdiction to be in violation of any law, and if such court should declare such provision of this Contract to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Contract shall be severable, and the rights, obligations and interests of the parties hereto under the remainder of this Contract shall continued to be in full force and effect. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Contract shall deprive any party of the economic benefit intended to be conferred by this Contract, the parties shall negotiate, in good faith, to develop a structure, the economic effect of


Page - 16
which is nearly as possible as the economic effect of this Contract without regard to such invalidity.

     37. No Personal Liability. This Contract and all documents, agreements, understandings and arrangements relating hereto and to the transactions contemplated hereby have been negotiated, executed and delivered on behalf of Seller and its officers in their respective capacities and not individually, and bind only the assets of Seller and no officer, director, employee, agent or shareholder of any of the Seller Group shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Seller hereunder. Any person dealing with Seller in connection herewith shall look solely to the assets of Seller for the payment of any claim or for the performance of any of its agreements, obligations or undertakings hereunder. Purchaser acknowledges and agrees that each agreement and any other document executed by any of Seller in accordance or in respect of this Contract and the transactions contemplated hereby shall be deemed and treated to include in all respects and for all purposes the provisions of this Paragraph. Provisions of this Paragraph shall survive the Closing or earlier termination thereof.

     38. No Memorandum to be Recorded. Purchaser and Seller hereby agree that neither this Contract nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the other for all Claims incurred by the other by reason of a breach of the foregoing covenant. This provision shall survive the Closing or earlier termination of this Contract.

     39. Consent to Contract. Each of Purchaser and Seller hereby acknowledge for the benefit of the other that: (i) it has thoroughly read and reviewed the terms and provisions of this Contract and each of the other documents and certificates to be executed in connection herewith and is familiar with the same; (ii) the terms and provisions hereof and thereof are clearly understood and have been fully consented to; (iii) it has had the full benefit and advice of counsel of its own selection, in regard to understanding the terms and provisions hereof and thereof, the meaning and effect of this Contract and each of the other documents and certificates to be executed in connection herewith and otherwise as desired; and (iv) all such documents have been entered into freely, voluntarily, in good faith and with full knowledge of the consequences hereof and without duress.

     40. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ITS IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT MADE ANY WARRANTIES OR REPRESNETATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH ACCURACY OR COMPLETENESS OF ANY INFORMATIONS PROVIDED BY OR


PAGE - 17

ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING, SELLER SHALL SELL, TRANSFER AND CONVERY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHEREIS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY ANY EXPRESS OR IMPLIED WARRANTIES,
GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING WITHOUR LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OIR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

     41. This Contract constitutes an offer by Purchaser which must be accepted and signed by Seller on or before three (3) business days after the date this Contract is signed by Purchaser AND received by Seller; provided, however, that if Purchaser chooses to make the Deposit by wire transfer of funds to the Title Company, Seller shall not be required to sign the Contract until after Seller has been notified by the Title Company, in writing by facsimile transmission, of its receipt of the Deposit from Purchaser. If this Contract is not signed by Seller withif/said three (3) day period, AND, if appropriate as a result of Purchaser making the Deposit by wire transfer of funds, after receipt of written notice from the Title Company as described above in this paragraph, this Contract shall be deemed revoked.

     SIGNED by Purchaser this 2nd day of July, 1998.

                                   PURCHASER:
                                   CORNERSTONE REALTY GROUP, INC.,
                                   a Virginia corporation

                                   By: /s/ Gus G. Remppies
                                      ----------------------------------
                                   Name:   Gus G. Remppies
                                        --------------------------------
                                   Title:  V. P.
                                         -------------------------------


     SIGNED by Seller this 6th day of July, 1998.

                                     SELLER:

                                     DALLAS-FORT WORTH PROPERTIES, L.P.
                                     a Texas limited partnership


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


                                       BY: DFWP, INC.,
                                       a Texas corporation, its general partner

                                       By: /s/ Keith P. Evans
                                          -------------------------------
                                               Keith P. Evans, President

--------------------------------------------------------------------------------
         EXHIBITS:

         Exhibit A - Property
         Exhibit B - Special Warranty Deed
         Exhibit C - Bill of Sale
--------------------------------------------------------------------------------

                            RECEIPT BY TITLE COMPANY

     Contract has been received by the undersigned this, the 6th day of July, 1998 (the "Effective Date").

                                                 COMMONWEALTH LAND TITLE COMPANY

                                                 By: /s/ Lisa Hart
                                                    ----------------------------
                                                 Name: Lisa Hart
                                                      --------------------------
                                                 Title: Escrow Officer
                                                       -------------------------



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